UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2025

INVO FERTILITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	IVF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2025, INVO Fertility, Inc., a Nevada corporation (the “Company”), through its wholly owned subsidiary, INVO Centers LLC, a Delaware limited liability company (the “Buyer”), entered into an asset purchase agreement by and among the Buyer, Family Beginnings, P.C., an Indiana professional service corporation (the “Seller”), and James Donahue MD (“Dr. Donahue”) (the “APA”) to acquire the non-clinical assets of the Seller’s owned and operated fertility clinic in Indianapolis, Indiana (the “Clinic”) for a combined purchase price of $750,000 (the “Purchase Price”). Unless specified otherwise, capitalized terms used herein shall have the meanings set forth in the APA.

At the Closing, which is expected to occur by no later than February 27, 2026, Buyer shall pay the Clinic $350,000 in cash, less a holdback amount of $150,000 (the “Holdback Amount”), and $400,000 of the Company’s preferred stock to be designated as “Series D Non-Voting Convertible Preferred Stock.” Pursuant to the APA, (a) should the Closing not occur by February 27, 2026, the APA shall automatically terminate, unless Buyer and Seller agree to extend the time to Closing, and (b) should the Closing occur after January 31, 2026, the cash portion of the Purchase Price shall be increased by $10,000.

The Clinic provides direct treatment to patients primarily focused on fertility procedures, and employs a physician and other healthcare providers to deliver such treatments and procedures. The Seller is wholly owned by Dr. Donahue, who acts as the Clinic’s primary physician, medical director. and lab director. The Clinic offers a suite of reproductive services, including the following:

●	In Vitro Fertilization;
●	In Vitro Culture;
●	Intra Uterine Insemination;
●	Third-party reproduction services;
●	Fertility preservation;
●	Advanced diagnostic testing; and
●	Comprehensive patient education and support programs.

Pursuant to the APA, Buyer agreed to acquire the Purchased Assets related to the Clinic’s business. Buyer also agreed to assume certain liabilities of the Clinic as set forth in the APA. Certain clinical assets, properties, and rights of the Clinic shall be excluded from the Purchased Assets, including patient lists, charts, records and ledgers, all contracts with Payors, and all Health Care Permits (collectively, the “Clinical Assets”).

The APA contains a Purchase Price adjustment calculation whereby if the Post Closing Adjustment Amount is a positive number, then Buyer shall pay to Seller an amount equal to the Post-Closing Adjustment Amount, and if the Post-Closing Adjustment Amount is a negative number, then Seller shall pay to Buyer an amount equal to the absolute value of the Post-Closing Adjustment Amount, which amount will be first set off from the Holdback Amount. The Post-Closing Adjustment Amount shall be an amount equal to (i) the Closing Accounts Receivable minus the Target Accounts Receivable plus (ii) the Closing Supplies Value minus the Target Closing Supplies Value plus (iii) the Target Closing Date Debt minus the Closing Date Debt plus (iv) The Target Operating Escrow Account minus the Closing Operating Expense Amount plus (v) the Target Prepaid Amounts minus the Closing Prepaid Amounts.

Dr. Donahue has agreed to a five (5) year non-compete and non-solicitation provisions under the APA.

The APA is subject to the satisfaction or waiver of certain closing conditions, including, without limitation, performance of all obligations under the APA and no material adverse effect having occurred before the Closing. The APA is also subject to the execution or effectiveness of (a) a PC asset purchase agreement between Fertility, P.A., a Florida professional association (the “New PC”) and the Seller, under which the New PC would purchase the Clinical Assets, (b) a management services agreement between Buyer and New PC pursuant to which New PC will outsource all its non-medical activities to the Buyer, and (c) an employment agreement under which New PC will employ Dr. Donahue for a minimum of three (3) years to continue providing fertility services for the Clinic.

The paragraphs above describe certain of the material terms of the APA. Such description is not a complete description of the material terms of the APA and is qualified in its entirety by reference to the APA which is included as Exhibit 10.1 to this Current Report on Form 8-K. The APA is incorporated herein by reference only to provide investors with information regarding its terms. It is not intended to provide any other factual information about any party to the APA or any of their respective subsidiaries. The representations, warranties and covenants contained in the APA were made only for purposes of the APA and as of specific dates, were solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the APA. The representations, warranties and covenants may have been made for the purposes of allocating risk between the Buyer, the Seller, and Dr. Donahue instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the APA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the any party to the APA or any of their respective subsidiaries or affiliates. The APA should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the APA, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01 Other Events

On December 17, 2025, the Company issued a press release announcing the execution of the APA. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement dated December 15, 2025.
99.1	Press release dated December 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2025	INVO FERTILITY, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer

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